2014 Analyst / Investor Day May 12, 2014 1

FORWARD LOOKING STATEMENTS Certain statements made in this presentation and the associated webcast may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions and divestitures, anticipated results of litigation and regulatory developments or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward- looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission from time to time, including our most recent Annual Report on Form 10-K and subsequent Forms 10-Q, which are available on RaymondJames.com and the SEC’s website at sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events or otherwise. 2

OVERVIEW OF RAYMOND JAMES FINANCIAL Paul Reilly CEO, Raymond James Financial 3

Private Client Group $1,589mm 67% Capital Markets $466mm 20% Asset Mgmt. $184mm 8% RJ Bank $167mm 7% FYTD 2014 Net Revenues* $2,362,047,000 OVERVIEW OF RAYMOND JAMES FINANCIAL KEY FACTS • Headquartered in St. Petersburg, FL • Founded in 1962; public in 1983 • Approximately 2,500 locations • United States, Canada and overseas • Over 6,200 financial advisors • $458 billion of AUA • Market capitalization of approximately $8 billion (as of 3/31/14) as of March 31, 2014, unless otherwise noted 4 *Six months ended March 31, 2014. The pie chart above does not include intersegment eliminations. Other (2%)

CLIENT-FIRST, VALUES-BASED CULTURE 5 INTEGRITY INDEPENDENCE CONSERVATISM CLIENT FIRST

CONTINUED PROFITABILITY

105 Consecutive Profitable Quarters


Earnings Per Share (Basic)
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Trailing 10 Years

6

RAYMOND JAMES®

7 RAYMOND JAMES FINANCIAL RJF Stock Price vs. Sector, Five-Year Change 183.9% 134.7% 146.5% 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% 120.0% 140.0% 160.0% 180.0% 200.0% RJF S&P 500 DJ US Financials Index Pe rcen t Cha n g e Five Years Ended March 31, 2014

WHY INVEST IN RAYMOND JAMES? UNIQUE COMPETITIVE POSITIONING Values-Based Culture w Client-Focused w Private Client Group-Driven with Complementary Businesses OPPORTUNITY FOR GROWTH In All Businesses w Organic Growth w Niche Acquisitions DISIPLINED FINANCIAL MANAGEMENT Long-Term Profitability w Relatively Low Volatility of Earnings w Well Capitalized 8

UNIQUE COMPETITIVE POSITIONING 9

10 UNIQUE COMPETITIVE POSITIONING

Wealth Management 20% Consumer Real Estate 10% Global Banking 20% Global Markets 16% Consumer Business Banking 34% BANK OF AMERICA MERRILL LYNCH 11 *Sources include: Bank of America 2012 Annual Report and Wells Fargo 2012 Annual Report, Raymond James as of FYTD 2014 (six months ended March 31, 2014). Pie charts intended to show revenue mix. Banking 87% Wealth, Brokerage and Retirement 13% WELLS FARGO Private Client Group 67% Capital Markets 20% Asset Mgmt. 8% RJ Bank 7% RAYMOND JAMES UNIQUE COMPETITIVE POSITIONING Other (2%)

Private Client Group Rankings 12 UNIQUE COMPETITIVE POSITIONING *Only includes AUA for PCG Note: All data is as of 3/31/2014 except for Edward Jones and UBS. The definitions for AUA and FAs may be inconsistent across companies; rankings exclude RIA custodians but include independent B/Ds. Sources: Various company reports, company presentations, news releases, estimates. Rank Firm Client Assets FAs ($B) 1 Bank of America / Merrill Lynch $2,396 15,323 2 Morgan Stanley 1,943 16,426 3 Wells Fargo & Co. 1,400 15,146 4 UBS Americas 1,025 7,137 5 Edward Jones & Co. 746 12,996 6 LPL Financial 447 13,726 7 RAYMOND JAMES* 434 6,202 8 Ameriprise 418 9,704

#1 Raymond James Financial 2 Fidelity 3 Charles Schwab 4 Wells Fargo FiNet 5 Wells Fargo Advisors 6 Merrill Lynch 7 Edward Jones 8 UBS 9 LPL Financial 10 Stifel Nicolaus External FA Survey – Winter 2013(1) RANKED HIGHEST IN EXTERNAL ADVISOR PERCEPTION Private Client Group: Advisor Perceptions 13 RANKED SECOND IN J.D. POWER EMPLOYEE ADVISOR SATISFACTION SURVEY (1) Overall score created by combining External FA rankings of eight perception questions (including: Range of Affiliation Options, Positive Corporate Culture, Financial Stability, Competitive Payout, Service to Advisors, Technology, Marketing Support and Service to Clients) and weighting them by importance. External survey conducted on a blind basis. UNIQUE COMPETITIVE POSITIONING 1 Edward Jones 907 #2 Raymond James & Associates 891 3 UBS Financial Services 751 4 Merrill Lynch 719 5 Wells Fargo 705 6 Chase Investment Services 703 7 Employee Segment Average 695

14 UNIQUE COMPETITIVE POSITIONING Diverse and Complementary Businesses

Fixed Income: League of Top Municipal Underwriting Firms Source: Thompson Reuters, 1/1/12 – 12/31/13; #24 ranking was for the period 2008-2010 Rank Firm Par Amount ($B) Market Share (%) # of Issues 1 Bank of America Merrill Lynch 54.8 14.8 458 2 J P Morgan Securities LLC 44.2 11.9 370 3 Citi 43.8 11.8 451 4 Morgan Stanley 22.1 6.0 641 5 Goldman Sachs & Co 21.2 5.7 253 6 RBC Capital Markets 20.3 5.5 240 7 Wells Fargo & Co 19.3 5.2 133 8 Barclays 18.2 4.9 103 9 Piper Jaffray & Co 12.1 3.3 691 10 Raymond James 10.2 2.8 583 11 Stifel Nicolaus & Co Inc 9.6 2.6 890 12 Robert W Baird & Co Inc 9.6 2.6 582 13 Jefferies LLC 7.9 2.1 100 14 Siebert Brandford Shank & Co 4.6 1.2 37 15 Loop Capital Markets 3.3 0.9 34 #24 – Raymond James 12/2013 12/2010 UNIQUE COMPETITIVE POSITIONING 15

UNIQUE COMPETITIVE POSITIONING

U.S. Capital Markets: Underwriting League Table

Raymond James Relative to All Banks

All Offerings Bookrunner League Table (LTM)

Rank	Investment Bank	Deal Value ($MM)	# Offerings
1	JPMorgan	116,793	268
2	Goldman Sachs	100,823	214
3	Bank of America Merrill Lynch	100,500	254
4	Morgan Stanley	89,515	222
5	Citi	88,502	224
6	Barclays	83,110	180
7	Deutsche Bank	70,486	181
8	Credit Suisse	68,754	200
9	Wells Fargo Securities	59,438	153
10	RBC Capital Markets	38,665	101
11	UBS	36,252	91
12	Jefferies LLC	17,174	97
13	BMO Capital Markets	9,324	35
14	Raymond James	6,417	39
15	Stifel	6,044	65
16	Robert W Baird & Co	4,290	28
17	Piper Jaffray & Co	3,203	39
18	Leerink Partners LLC	3,201	34
19	GMP Capital Inc	3,165	2
20	Santander	3,045	4
21	Cowen & Co LLC	2,265	35
22	William Blair & Co LLC	2,190	21
23	KeyBanc Capital Markets	2,122	13
24	SunTrust Robinson Humphrey Inc	1,975	6
25	FBR Capital Markets & Co	1,833	8

Raymond James Relative to Growth Company Focused Peers

All Offerings Bookrunner League Table (LTM)

Rank	Investment Bank	Deal Value ($MM)	# Offerings
1	Raymond James	6,417	39
2	Stifel	6,044	65
3	Robert W Baird & Co	4,290	28
4	Piper Jaffray & Co	3,203	39
5	Leerink Partners LLC	3,201	34
6	GMP Capital Inc	3,165	2
7	Santander	3,045	4
8	Cowen & Co LLC	2,265	35
9	William Blair & Co LLC	2,190	21
10	KeyBanc Capital Markets	2,122	13
11	SunTrust Robinson Humphrey Inc	1,975	6
12	FBR Capital Markets & Co	1,833	8
13	Guggenheim Partners LLC	1,805	5
14	HSBC	1,762	4
15	Scotiabank	1,673	3
16	Macquarie Group	1,589	6
17	Allen & Co Inc	1,219	3
18	BTG Pactual	1,160	4
19	Larrain Vial SA	1,136	3
20	Simmons & Co International	1,123	3
21	Oppenheimer & Co Inc	1,122	14
22	Tudor Pickering Holt & Co LLC	964	2
23	JMP Securities LLC	918	13
24	Zelman Partners LLC	839	2
25	Sandler O'Neill & Partners	813	10

Source: Dealogic; Data is LTM as of 3/31/14; includes US Marketed IPOs & follow-on's for US and Foreign Issuers raising greater than $25 million, excludes CEF's & SPAC's; "Growth Company Focused Peers" includes investment banks focused on small/mid cap growth companies.

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RAYMOND JAMES®

Asset Management Services1 Total Fee Based Asset Growth Relative to Peers as of December 31, 2013 1. RJF AMS growth rates exclude Morgan Keegan Source: Cerulli as of December 31, 2013 UNIQUE COMPETITIVE POSITIONING 17 9.7% 32.0% 59.9% 6.5% 25.3% 48.5% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% FY 2014 Q1 12 Months 24 Months RJF AMS Industry

18 UNIQUE COMPETITIVE POSITIONING Comparing RJ Bank to Median Benchmark Performance Measures Category Assets ROAA ROAE NPAs/Assets Top 20 U.S. Banks by Assets $198.7B 1.02% 9.46% 1.37% U.S. Banks >$10B in Assets 24.9B 0.95% 8.66% 1.04% U.S. Banks >$2B in Assets 5.0B 0.97% 8.77% 1.25% FL Banks >$2B in Assets 3.9B 0.79% 7.16% 1.93% Raymond James Bank, NA $11.3B 1.54% 14.76% 0.99% Raymond James Bank *Source: SNL.com. ROAA=Return on Average Assets; ROAE= Return on Average Equity; NPA= Non Performing Asset. Data above is for LTM 12/31/2013.

OPPORTUNITY FOR GROWTH ORGANIC GROWTH NICHE ACQUISITIONS 19 RJF: Balanced Growth Strategy

20 OPPORTUNITY FOR GROWTH

OPPORTUNITY FOR GROWTH 21 Geographic Expansion

OPPORTUNITY FOR GROWTH 22 ADVISOR TRAINING SUCCESSION PLANNING Invest in People TEAM & LEADERSHIP ADDITIONS

23 Better Leverage Synergies OPPORTUNITY FOR GROWTH ASSET MANAGEMENT PRODUCTS LENDING TO INSTITUTIONAL CLIENTS INCREASE LENDING IN CANADA FINANCIAL ADVISOR PLATFORM

OPPORTUNITY FOR GROWTH FA PRODUCTIVITY Optimize Margins TECHNOLOGY & MOBILITY OPERATIONAL EFFICIENICIES CLIENT PRICING 24

BUSINESS UPDATE 25 Industry Trends / Competitive Environment Capital Deployment Regulation

RAYMOND JAMES CANADA Paul Allison CEO, Raymond James Ltd. 26

OVERVIEW OF RAYMOND JAMES CANADA Private Client Group Capital Markets • Nearly 400 financial advisors with nearly C$24 billion of total client assets • Over 90 branches throughout Canada, with a concentration in Alberta, British Columbia, and Ontario • AdvisorChoice® platform offering the employee and independent contractor affiliation options • 16 analysts covering more than 260 companies • Nearly 30 investment bankers focused on energy, mining, industrials, and real estate verticals • Over 30 institutional equity sales and trading professionals Corporate Services Group 27 Raymond James Ltd. is a wholly owned self-clearing broker-dealer subsidiary of Raymond James Financial, Inc. (“RJF”) headquartered in Canada. Note: Figures are as of March 31, 2014

28 254 187 256 339 297 311 FY 08 FY 09 FY 10 FY 11 FY 12 FY 13 22 (1) 13 42 30 28 FY 08 FY 09 FY 10 FY 11 FY 12 FY 13 Notes: Charts not to scale; Figures represent total revenues and pre-tax income generated in Canada, primarily including but not limited to Raymond James Ltd. Total Revenues ($ millions) Pre-Tax Income ($ millions) % of Total RJF 7.9% 7.2% 8.6% 10.0% 7.6% 5.8% NM 3.6% 9.4% 6.3% RJF generated over $300 million of revenues and nearly $30 million in pre-tax income in Canada in FY 2013. For financial reporting purposes, these revenues are included in the Private Client Group, Capital Markets, and RJ Bank segments. OVERVIEW OF RAYMOND JAMES CANADA 6.8% 5.1%

29 Sources: SNL Financial; Investor Economics; S&P Dow Jones Indices In terms of total population (~35 million) and nominal GDP (~$1.8 trillion), Canada is about one tenth the size of the USA. Over the past twelve months, the TSX has appreciated similarly to the S&P 500. Market Commentary TSX & S&P 500 • Relative to the USA, Canada’s economy is much more resource- based (nearly 40% of TSX represented by Energy and Materials, versus less than 15% for S&P 500) • Total household financial wealth in Canada is over $3 trillion and is expected to grow to approximately $5.5 trillion by 2022 (6%-8% CAGR) • The financial industry in Canada is dominated by the “Big Six” Banks OVERVIEW OF RAYMOND JAMES CANADA

30 Financials, 34.1% Energy, 26.1% Materials, 12.4% Industrials, 7.6% Con. Discretionary, 5.5% Telecom, 4.8% Healthcare, 3.0% Con. Staples, 2.7% Utilities, 2.0% Info Tech, 1.8% Canada – TSX Composite Index Industry Weighting Financials, 16.4% Energy, 10.1% Materials, 3.5% Industrials, 10.7% Con. Discretionary, 12.1% Telecom, 2.5% Healthcare, 13.4% Con. Staples, 9.7% Utilities, 3.1% Info Tech, 18.6% USA – S&P 500 Index Industry Weighting OVERVIEW OF RAYMOND JAMES CANADA Sources: S&P Dow Jones Indices The markets in Canada are primarily driven by financials, energy, materials, and industrials, whereas the markets in the USA are led by the information technology and financials industries.

31 OVERVIEW OF RAYMOND JAMES CANADA

RAYMOND JAMES CANADA PRIVATE CLIENT GROUP

While Raymond James is a top 10 Private Client Group firm in Canada, there is significant room for growth.

PRIVATE CLIENT GROUP RANKINGS IN CANADA

Rank	Brokerage	Client Assets (C$ billions)
1	RBC Dominion Securities	$217.0[1]
2	BMO Nesbitt Burns	$135.0[2]
3	CIBC Wood Gundy	$125.9[3]
4	ScotiaMcleod	~$100[4]
5	National Bank Financial	$80.0[5]
6	TD Waterhouse Private Investment Advice	~$50[6]
7	Richardson GMP	$27.7[7]
8	Desjardins Securities	$25.0[8]
9	Raymond James Ltd.	$23.8
10	Canaccord Genuity Wealth Management	$9.5[9]

[1] Based on RBC website (http://www.rbcds.com/dominion-securities.html)
[2] Estimate
[3] Based on 2013 Annual Report (Oct 2013)
[4] No public information found; figure based solely on internal estimates
[5] Based on press release – March 19, 2013 (http://www.nbc.ca/bnc/cda/newsdetail/0,2714,articleCode-18002_divId-2_langId-1_navCode-6060_viewFilter-2014,00.html)
[6] No public information found; figure based solely on internal estimates
[7] March 31, 2014 earnings release
[8] Based on Desjardins website (http://www.desjardins.com/ca/personal/savings-investment/full-service-brokerage/index.jsp)
[9] Based on Dec 2013 quarterly report (Canadian AUA only)

Note: All client asset figures are estimates based on the best information found. The figures likely have different definitions at the various firms and are only intended to show the approximate relative size of Raymond James Ltd. to its competitors.

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RAYMOND JAMES®

33 RAYMOND JAMES CANADA PRIVATE CLIENT GROUP 12.2 14.4 16.8 18.0 20.7 21.5 23.8 FY 08 FY 09 FY 10 FY 11 FY 12 FY 13 Q2 14 Number of Financial Advisors 391 424 407 417 438 406 Client Assets (C$ billions) Raymond James Canada has nearly C$24 billion in total client assets, representing a 13% annual growth rate since FY 2008. 397 ~13% CAGR

34 Since FY 2008, the average productivity of financial advisors in Canada – in both the employee and independent contractor channels – has increased significantly. RAYMOND JAMES CANADA PRIVATE CLIENT GROUP 15 25 35 45 55 65 75 85 FY 08 FY 09 FY 10 FY 11 FY 12 FY 13 Q2 14 A s s e ts p e r A d v is o r (C $ m il li ons ) Employee 11.6% CAGR Independent Contractor 9.2% CAGR

RAYMOND JAMES CANADA
EQUITY CAPITAL MARKETS

While Raymond James already has a meaningful investment banking presence in Canada, there is a significant opportunity to continue gaining share, particularly in M&A.

Raymond James Ltd.
Equity League Table

Full Credit to Bookrunner (2013)

Rank	Bank	Proceeds (C$mm)	Market Share (%)
1	RBC Capital Markets	5,329.4	15.6%
2	BMO Capital Markets	4,708.3	13.8%
3	TD Securities	3,281.3	9.6%
4	Scotia Bank	2,941.3	8.6%
5	CIBC World Markets	2,591.5	7.6%
6	GMP Capital Group	2,504.4	7.3%
7	Goldman Sachs	2,371.5	6.9%
8	Barclays	1,274.5	3.7%
9	Canaccord Genuity	1,157.8	3.4%
10	National Bank Financial	1,098.9	3.2%
11	Peters & Co	1,203.9	3.0%
12	**Raymond James Ltd.**	**618.7**	**1.8%**
13	Dundee Securities	568.2	1.7%
14	Macquarie Group	505.1	1.5%
15	Citi	499.8	1.5%
16	BAML	398.1	1.2%
17	Morgan Stanley	332.7	1.0%
18	Credit Suisse	329.9	1.0%
19	UBS	289.7	0.8%
20	Cormark Securities	270.5	0.8%

Raymond James Ltd.
M&A League Table

(2013)

Rank	Bank	Deal Value (C$mm)	# Offerings
1	RBC Capital Markets	54,327	38.0%
2	Goldman Sachs	38,926	27.2%
3	BMO Capital Markets	31,264	21.9%
4	CIBC World Markets	25,710	18.0%
5	Citi	24,581	17.2%
6	Morgan Stanley	20,366	14.2%
7	Scotia Bank	17,048	11.9%
8	BAML	14,749	10.3%
9	TD Securities	12,290	8.6%
10	Deutsche Bank	12,011	8.4%
11	Evercore Partners	11,566	8.1%
12	Credit Suisse	10,671	7.5%
13	Canaccord Genuity	9,298	6.5%
14	Lazard	6,769	4.7%
15	National Bank Financial	5,767	4.0%
16	Jefferies	5,751	4.0%
17	FirstEnergy Capital	5,273	3.7%
18	Rothschild	4,864	3.4%
19	GMP Capital	4,835	3.4%
20	Barclays	4,048	2.8%
21	Guggenheim	2,801	2.0%
22	Macquarie Group	2,581	1.8%
23	Wells Fargo & Co.	2,580	1.8%
24	**Raymond James Ltd.**	**2,362**	**1.7%**
25	JP Morgan	2,209	1.5%

Source: Thomson Reuters; Bloomberg

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RAYMOND JAMES®

36 RAYMOND JAMES CANADA EQUITY CAPITAL MARKETS The majority of the firm’s underwriting deals in Canada are in the Real Estate, Energy, and Mining industries, which is relatively consistent with the overall market activity in Canada. Real Estate, 37.4% Energy, 20.9% Mining, 20.0% Industrial, 7.0% Technology, 4.3% Other, 10.4% RAYMOND JAMES CANADA UNDERWRITING DEALS BY INDUSTRY (%, FY 2013)

37 RAYMOND JAMES CANADA EQUITY CAPITAL MARKETS Raymond James covers over 260 companies in Canada. The median market capitalization of the covered companies in Canada is C$861 million. 206 207 240 250 260 271 263 FY 08 FY 09 FY 10 FY 11 FY 12 FY 13 Q2 14 2,436 2,234 2,657 2,041 2,657 2,965 3,702 FY 08 FY 09 FY 10 FY 11 FY 12 FY 13 Q2 14 # of Companies under Coverage Coverage Market Cap. (C$ millions) Median Market Cap 440 489 560 419 511 592 861 Notes: Charts not to scale; Please note not all companies under coverage may be actively published at any given point in time.

38 RAYMOND JAMES CANADA EQUITY CAPITAL MARKETS 958 814 741 683 522 425 FY 08 FY 09 FY 10 FY 11 FY 12 FY 13 Industry Secondary Commissions in Canada (C$ millions) (15%) CAGR Raymond James Market Share 2.5% 2.2% 3.1% 3.9% 4.0% 4.0% 3.7% Sources: Brendan Wood International Similarly to the USA, industry secondary commissions have declined significantly over the past five years. Meanwhile, Raymond James’s share of secondary commissions increased 120 basis points (or nearly 50%) during the same time period.

39 RAYMOND JAMES CANADA SYNERGIES WITH OTHER BUSINESSES • Over $1 billion of loans to institutions in Canada*, 60% of which are to institutional clients • Top 15 lender among non-Canadian commercial lenders (top 25 among all commercial lenders in Canada) • Leverage firmwide capabilities for underwriting new loans and monitoring existing loan portfolio In addition to expanding its Private Client Group and Equity Capital Markets businesses, Raymond James Canada is focused on growing its other businesses by leveraging synergies with the Raymond James platform in the USA. Raymond James Bank Eagle Asset Management Fixed Income • Approximately $150 million of AUM in Canada with pension funds, sub- advisory, and retail relationships • In the process of evaluating new products to offer in Canada • Recently launched debt capital markets practice in Canada, which will primarily focus on mid-market institutional clients • Leveraging the firm’s best-in-class fixed income expertise and capabilities in the USA * Denominated in US and Canadian dollars.

40 RAYMOND JAMES CANADA STRATEGIC GROWTH INITIATIVES Strengthen the Core Businesses and Develop Adjacency Businesses Expand Geographically (Quebec) Selectively Pursue Acquisitions

41 RAYMOND JAMES CANADA SUMMARY OF STRATEGY Expands Presence in Attractive Market Leverages Capabilities of Raymond James Strengthens Global Platform Provides Diversification The long-term target is to grow Raymond James Canada to 10% of the firm’s overall revenues and pre-tax earnings. Why is Raymond James in Canada?

PRIVATE CLIENT GROUP Dennis Zank COO, Raymond James Financial 42

OVERVIEW OF PRIVATE CLIENT GROUP RJA RJFS IAD • Raymond James & Associates – Employee Channel • Raymond James Financial Services – Independent and Bank Channels • Investment Advisor Division – RIA Channel International • Raymond James Limited – Canada • Raymond James Investment Services – United Kingdom Practice Management + Product Support Technology Operations SUPPORT FUNCTIONS 43 The Private Client Group segment includes multiple affiliation options as well as support functions including technology, operations, and practice management.

OVERVIEW OF PRIVATE CLIENT GROUP 44 Raymond James offers multiple employee and independent affiliation options for advisors . . . ADVISORCHOICE®

HIGH ADVISOR SATISFACTION WITH VERY LOW REGRETTABLE ATTRITION BOOK OWNERSHIP INDEPENDENCE for advisors to run their own businesses 45 Highest possible level of SERVICE . . . and treats all advisors as clients, which results in relatively low levels of regrettable attrition . . . PRIVATE CLIENT GROUP

46 1 Edward Jones 907 #2 Raymond James & Associates 891 3 UBS Financial Services 751 4 Merrill Lynch 719 5 Wells Fargo 705 6 Chase Investment Services 703 7 Employee Segment Average 695 RANKED SECOND IN J.D. POWER ADVISOR SATISFACTION SURVEY (EMPLOYEE CHANNEL) Source: 2013 J.D. Power and Associates U.S. Financial Advisor Satisfaction Study PRIVATE CLIENT GROUP . . . and has resulted in very high satisfaction ratings from internal advisors. . . 1 Commonwealth 945 2 Cambridge 895 #3 Raymond James Financial Services 879 4 Northwestern Mutual 814 5 LPL Financial 798 6 Independent Advisor Segment Average 794 RANKED THIRD IN J.D. POWER ADVISOR SATISFACTION SURVEY (INDEPENDENT CHANNEL)

#1 Raymond James Financial 2 Fidelity 3 Charles Schwab 4 Wells Fargo FiNet 5 Wells Fargo Advisors 6 Merrill Lynch 7 Edward Jones 8 UBS 9 LPL Financial 10 Stifel Nicolaus External FA Survey – Winter 2013(1) RANKED HIGHEST IN EXTERNAL ADVISOR PERCEPTION 47 (1) Overall score created by combining External FA rankings of eight perception questions (including: Range of Affiliation Options, Positive Corporate Culture, Financial Stability, Competitive Payout, Service to Advisors, Technology, Marketing Support and Service to Clients) and weighting them by importance. External survey conducted on a blind basis. PRIVATE CLIENT GROUP . . . as well as favorable perceptions from external advisors.

48 Rank Firm Client Assets FAs ($B) 1 Bank of America / Merrill Lynch $2,396 15,323 2 Morgan Stanley 1,943 16,426 3 Wells Fargo & Co. 1,400 15,146 4 UBS Americas 1,025 7,137 5 Edward Jones & Co. 746 12,996 6 LPL Financial 447 13,726 7 RAYMOND JAMES* 434 6,202 8 Ameriprise 418 9,704 Raymond James is one of the largest private client firms in the industry. PRIVATE CLIENT GROUP *Only includes AUA for PCG Note: All data is as of 3/31/2014 except for Edward Jones and UBS. The definitions for AUA and FAs may be inconsistent across companies; rankings exclude RIA custodians but include independent B/Ds. Sources: Various company reports, company presentations, news releases, estimates.

185 88 163 220 215 230 149 FY 08 FY 09 FY 10 FY 11 FY 12 FY 13 FYTD 14 298* 49 1,869 1,549 1,901 2,182 2,474 2,919 1,589 FY 08 FY 09 FY 10 FY 11 FY 12 FY 13 FYTD 14 * First two quarters of fiscal 2014, annualized. ** FY 2012 and 2013 results were adversely impacted by acquisition-related and redundant expenses that were not included in the “Other” segment prior to retail platform consolidation in Feb. 2013. Notes: Charts not to scale; FYTD 14 includes first two quarters of fiscal year 2014. Net Revenues ($ millions) Pre-Tax Income ($ millions) Raymond James has grown Private Client Group net revenues and pre-tax income consistently since 2008. 3,178* PRIVATE CLIENT GROUP Pre-Tax Income 9% 5-YR CAGR 4% 5-YR CAGR**

50 917 717 882 1,002 1,036 1,171 654 478 432 539 610 835 1,082 578 FY 08 FY 09 FY 10 FY 11 FY 12 FY 13 FYTD 14 RJIS RJL RJA RJFS 1,263 1,585 1,818 2,056 2,456 658 1,341 PRIVATE CLIENT GROUP 1,532 * First two quarters of fiscal 2014, annualized. Notes: RJA includes MK beginning in FY 2012. Charts not to scale; FYTD 14 includes first two quarters of fiscal year 2014. 2,682* 10% 5-YR CAGR Compared to 2008, the current mix between the employee (RJA) and independent (RJFS) channels is more balanced. Commissions and Fees ($ millions)

51 * Pre-tax margins is to net revenues While the segment’s stated pre-tax margin appears lower than its peers, there are several accounting differences – not true economic differences – that account for the vast majority of the variance. 9.9% 5.7% 8.6% 10.1% 8.7% 7.9% 9.4% FY 08 FY 09 FY 10 FY 11 FY 12 FY 13 FYTD 14 Pre-Tax Margin* (%) Accounting Considerations • Raymond James Bank is not included in the Private Client Group segment • The Asset Management Services business (wrap platform solely serving PCG clients) and Trust businesses are not included in the Private Client Group segment • Associated back-office support / technology costs are fully allocated to the Private Client Group segment PRIVATE CLIENT GROUP Note: FYTD 14 includes first two quarters of fiscal year 2014.

*Excludes RIAs with custody-only relationships 52 FY 08 FY 09 FY 10 FY 11 FY 12 FY 13 Q2 14 RJIS RJL RJA RJFS MK 5,182 5,216 6,197 6,202 6,210 4,927 5,154 197 223 249 254 368 403 434 FY 08 FY 09 FY 10 FY 11 FY 12 FY 13 Q2 14 PRIVATE CLIENT GROUP PCG AUA ($ billions) No. of Advisors* 15% 5½ -YR CAGR +1,275 FAs Raymond James currently has over 6,200 financial advisors with nearly $435 billion of client assets.

Fee-Based Accounts, 44.8% Mutual Funds, 25.0% Equities and Fixed Income Securities, 14.0% Insurance and Annuity Products, 13.1% New Issue Sales Credits, 3.1% PRIVATE CLIENT GROUP SECURITIES COMMISSIONS AND FEES (quarter ended March 31, 2014) 53 * 71% of PCG’s total revenue was recurring for FYTD ended March 31, 2014; recurring revenues includes asset based fees, trailing commissions from mutual funds, variable annuities and insurance products, mutual fund service fees, fees earned on funds in our multi-bank sweep program, and interest. RECURRING REVENUE* More than 70% of the Private Client Group’s revenues are considered recurring in nature, largely driven by a high concentration of fee-based accounts.

54 AGING ADVISOR DEMOGRAPHIC and SUCCESSION PLANNING Provide Support w Client-Focused w Advisor Training TECHNOLOGY INNOVATIONS and CLIENT COMMUNICATION PREFERENCES/EXPECTATIONS Boosts Advisor Productivity w Strategic Differentiator w Support for Advisors REGULATORY CHANGES/DEVELOPMENTS and FIDUCIARY STANDARD Fiscal Policy w Transparency w Oversight and Enforcement PRIVATE CLIENT GROUP KEY ISSUES FACING THE INDUSTRY

PRIVATE CLIENT GROUP OUTLOOK 55 Strong recruiting pipeline Reasonable improvement in client engagement Very high retention of existing advisors

Expand Geographic Footprint Help Advisors Grow Their Business 56 Attract and Retain Highest-Quality Advisors PRIVATE CLIENT GROUP STRATEGIC GROWTH INITIATIVES Expand Training Program

57 PRIVATE CLIENT GROUP SUMMARY OF STRATEGY

FIXED INCOME John Carson President, Raymond James Financial 58

FIXED INCOME Sales and Trading Research and Strategies Public Finance / Debt Investment Banking • Over 200 institutional salespersons and 150 trading professionals in 36 offices • Over 50 experts providing industry-leading research on both taxable and tax-exempt fixed income products • Over 100 senior bankers and approximately 25 locations throughout the country 59 The fixed income division includes sales and trading, public finance / debt investment banking, and research and strategies.

Intellectual Capital as a Core Asset Client First, Distribution Focused Model Full-Service Platform Prudent Risk Management High-Grade Product Franchise FIXED INCOME 60 The fixed income operating model is highly conservative and client-focused.

FIXED INCOME INSTITUTIONAL SALES AND TRADING 61 Fixed Income Institutional Sales and Trading Retail Trading MBS Trading Government Trading Corporate Trading Municipal Trading Structured Products Trading Whole Loan & SBA Trading Fixed Income Sales Fixed Income Research & Portfolio Strategies

62 FIXED INCOME INSTITUTIONAL SALES AND TRADING

FIXED INCOME INSTITUTIONAL SALES AND TRADING The institutional sales and trading business is primarily driven by two broadly-defined client segments – depositories and non-depositories – which have distinct characteristics. 63 Depositories (48%*) Non- Depositories: Investment Managers and Insurance Cos. (52%*) Primarily Municipals and Corporates CLIENT BASE DRIVERS • Interest Rates / Yield Curve • Loan growth (inverse relationship) PRODUCTS Primarily MBS and Governments • Interest Rates / Yield Curve • Public infrastructure investment / financing • Volatility Fixed Income Institutional Sales and Trading * Approximate percentage of total institutional fixed income commissions (based on Q1 and Q2 FY 2014).

64 The institutional sales and trading business is supported by relatively high quality / low risk inventory. . . Municipals, 29.5% Government / Agency, 26.7% Agency MBS and CMOs, 25.6% Corporates, 16.5% Other, 1.7% TOTAL RJF DEBT INSRUMENTS (as of 12/31/2013) FIXED INCOME INSTITUTIONAL SALES AND TRADING Commentary • Approximately 99.5% of the inventory was investment grade, of which approximately 70% was triple-A • Disciplined risk management with conservative aging limits and very high inventory turnover

65 . . . and has been managed conservatively to optimize capital utilization. FIXED INCOME INSTITUTIONAL SALES AND TRADING $- $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 2007 2008 2009 2010 2011 2012 2013 2014 M ill io n s Pro Forma Actual Average Inventory Balances (Raymond James and Morgan Keegan Pro Forma vs. Raymond James Actual) Note: Estimates may not tie perfectly to internal reports – graph is intended to be used for illustrative / directional purposes only.

31,512 35,984 100,862 97,156 91,903 86,995 79,012 68,005 65,068 62,165 Q1 FY 2012 Q2 FY 2012 Q3 FY 2012 Q4 FY 2012 Q1 FY 2013 Q2 FY 2013 Q3 FY 2013 Q4 FY 2013 Q1 FY 2014 Q2 FY 2014 66 Since the Morgan Keegan acquisition, Raymond James’s institutional fixed income commissions have declined by 38%, as low interest rates have provided significant headwinds for industrywide activity levels. . . (38%) RAYMOND JAMES FINANCIAL INSTITUTIONAL FIXED INCOME COMMISSIONS ($ thousands) FIXED INCOME INSTITUTIONAL SALES AND TRADING

67 . . . meanwhile, Raymond James continues to gain market share. RAYMOND JAMES FINANCIAL ESTIMATED MIDDLE MARKET PEER* MARKET SHARE (% of Total Estimated Peer Revenues*) FIXED INCOME INSTITUTIONAL SALES AND TRADING * Peers include FTN Capital, Piper Jaffrey, Stifel, and Raymond James. Peer Revenues are estimates, as public information is limited and may contain inconsistent definitions, etc. 18.5% 21.3% 21.7% 35.1% 41.9% 2009 2010 2011 2012 2013

9,339 12,979 14,544 18,672 9,339 8,128 -1,456 18,058 18,151 14,842 Q1 FY 2012 Q2 FY 2012 Q3 FY 2012 Q4 FY 2012 Q1 FY 2013 Q2 FY 2013 Q3 FY 2013 Q4 FY 2013 Q1 FY 2014 Q2 FY 2014 *Includes Net Trading Profits from all sources across the firm (Fixed Income, Equity Capital Markets, PCG, etc.); however, the vast majority of Net Trading Profits are typically derived from the Fixed Income business. 68 Trading profits have remained relatively resilient over the past three quarters. RAYMOND JAMES FINANCIAL NET TRADING PROFITS* ($ thousands) FIXED INCOME INSTITUTIONAL SALES AND TRADING

TOTAL DEBT INVESTMENT BANKING PUBLIC FINANCE HEALTHCARE FINANCE PROJECT FINANCE NATIONAL HOUSING FINANCIAL PRODUCTS GROUP STRUCTURED FINANCE CORPORATE DEBT 69 FIXED INCOME PUBLIC FINANCE / DEBT INVESTMENT BANKING The debt investment banking platform includes public finance and six specialty groups. . .

70 . . . and is a top 10 platform in the country. FIXED INCOME PUBLIC FINANCE / DEBT INVESTMENT BANKING Rank Firm Par Amount ($B) Market Share (%) # of Issues 1 Bank of America Merrill Lynch 54.8 14.8 458 2 J P Morgan Securities LLC 44.2 11.9 370 3 Citi 43.8 11.8 451 4 Morgan Stanley 22.1 6.0 641 5 Goldman Sachs & Co 21.2 5.7 253 6 RBC Capital Markets 20.3 5.5 240 7 Wells Fargo & Co 19.3 5.2 133 8 Barclays 18.2 4.9 103 9 Piper Jaffray & Co 12.1 3.3 691 10 Raymond James 10.2 2.8 583 11 Stifel Nicolaus & Co Inc 9.6 2.6 890 12 Robert W Baird & Co Inc 9.6 2.6 582 13 Jefferies LLC 7.9 2.1 100 14 Siebert Brandford Shank & Co 4.6 1.2 37 15 Loop Capital Markets 3.3 0.9 34 #24 – Raymond James 12/2013 12/2010 LEAGUE OF TOP MUNICIPAL UNDERWRITING FIRMS Source: Thompson Reuters, 1/1/12 – 12/31/13; #24 ranking was for the period 2008-2010

71 The market environment for public finance has been challenged by extremely low issuance volumes. . . FIXED INCOME PUBLIC FINANCE / DEBT INVESTMENT BANKING 333.0 348.7 357.2 217.6 293.1 242.5 46.1 2008 2009 2010 2011 2012 2013 YTD 2014 184.6* * First three months of 2014, annualized. Source: Thomson Reuters INDUSTRYWIDE NEGOTIATED ISSUANCE TRENDS ($ billions) Challenges • Lower “New Money” Issuance Overall • Fewer Refundings • Competition from Bank Loans • Fee Compression

72 . . . which has had an adverse impact on revenues in Raymond James’s public finance / debt investment banking business since the Morgan Keegan acquisition. FIXED INCOME PUBLIC FINANCE / DEBT INVESTMENT BANKING 2,106 2,604 18,479 13,800 14,157 11,072 9,906 12,999 10,833 14,240 Q1 FY 2012 Q2 FY 2012 Q3 FY 2012 Q4 FY 2012 Q1 FY 2013 Q2 FY 2013 Q3 FY 2013 Q4 FY 2013 Q1 FY 2014 Q2 FY 2014 RAYMOND JAMES FINANCIAL FIXED INCOME INVESTMENT BANKING REVENUES* ($ thousands) * Does not include institutional or retail commissions associated with the issuances.

FIXED INCOME OUTLOOK 73 Continued economic uncertainty Low interest rates Intense regulatory pressure: Dodd-Frank, Municipal Advisory Rule, Volcker Rule, Basel III

74 FIXED INCOME STRATEGIC GROWTH INITIATIVES Fortify Strengths in Core Businesses Diversify Revenue Base of Fixed Income Sales and Trading Expand Public Finance Penetration in Higher-Issuance Geographies and Higher-Margin Specialty Lines

75 FIXED INCOME SUMMARY OF STRATEGY Continue to Invest in Down Markets Recruit and Retain the Best Talent Maintain Conservative Risk Management Manage Expenses and Optimize Margins Even in a challenging environment, the objective for Fixed Income is to maintain “mid-teens” pre-tax margins, which has been achievable with a focused strategy and disciplined expense management. WHAT IS THE CURRENT STRATEGY IN FIXED INCOME?

RAYMOND JAMES BANK Steve Raney CEO, Raymond James Bank 76

Conservative Credit Standards Prudent Financial / Capital Management Strong Internal Controls / Regulatory Compliance Sustainable, Profitable Growth Serve Financial Advisors, Retail & Institutional Clients OVERVIEW OF RAYMOND JAMES BANK RJ Bank’s vision is to maximize shareholder value through prudent investing, efficient operations and delivery of selected banking products that enhance client relationships while providing mutually beneficial opportunities for financial advisors and affiliates. Business Model • Stable, low cost source of deposits • Flexible deposit base and capital base • Only one branch and two ATMs (no plans to increase either) • Synergies with Private Client Group and Capital Markets Segments 77

Corporate (C&I) Securities Based Lending / Residential Mortgages Typically target: • Institutional / Capital Markets clients • Relatively mature industries • Near investment grade ratings • EBITDA greater than $25 - $50 million • No mezzanine lending • Mostly floating rate facilities • Target debt service coverage of at least 1.25x Typically target: • Private Client Group clients • High credit quality / strong payment histories • Well collateralized loans • No Alt. A / subprime / negative amortizing mortgages Commercial Real Estate (CRE) Typically target: • Institutional / Capital Markets clients • REITs and stabilized properties – limited exposure to construction / development • Project finance loans are well collateralized and provided to experienced borrowers with good repayment histories 78 RJ Bank has a targeted lending strategy focused on corporate, commercial real estate, and retail loans. OVERVIEW OF RAYMOND JAMES BANK

79 214 317 258 269 336 347 167 FY 08 FY 09 FY 10 FY 11 FY 12 FY 13 FYTD 14 112 80 112 173 240 268 114 FY 08 FY 09 FY 10 FY 11 FY 12 FY 13 FYTD 14 * First two quarters of fiscal 2014, annualized. ** Not adjusted for the impact of excess RJ Bank Deposit Program deposits held during the respective period. Notes: Charts not to scale; FYTD 14 includes first two quarters of fiscal year 2014. Net Revenues ($ millions) Pre-Tax Income ($ millions) RJ Bank has consistently grown revenues and pre-tax income, although compression of net interest margins has provided headwinds since FY 2012. OVERVIEW OF RAYMOND JAMES BANK 334* 228* 2.76% 3.50% 3.31% 3.43% 3.50% 3.25% 3.00% Net Interest Margin** Net Revenues 19% 5-YR CAGR

RAYMOND JAMES BANK OVERVIEW OF SHARED NATIONAL CREDITS • Established in 1977, the Shared National Credit (“SNC”) designation is a loan commitment of $20 million or more shared by three or more supervised institutions. • SNCs allow for consistent and efficient regulatory reviews and assessments of large C&I and CRE credits. • Raymond James Bank: • Individually underwrites, approves and monitors each loan, • Has access to all borrowers, and • Does not purchase SNC loans on a pool basis or as part of a fund / blind participation. • Raymond James Bank is an attractive partner in SNC syndications given “debt only” focus. • SNC loans provide a relatively liquid secondary market. 80 A significant portion of RJ Bank’s corporate loan portfolio are Shared National Credits . . .

17.9% 12.7% 10.6% 10.0% 15.7% 6.4% 5.6% 6.6% 2010 2011 2012 2013 All Shared National Credits (Industrywide) RJ Bank Shared National Credits Notes: Time period denotes exam date; Figures are estimates for Raymond James Bank ‘s shared national credits portfolio for the various time periods. 81 RJ Bank 9.3% 3.2% 2.3% 2.1% Industrywide 12.1% 8.5% 7.5% 6.2% S N C CL A S S IFI E D LO A N S . . . however the credit quality of RJ Bank’s Shared National Credit portfolio is much better than the average for the industry. SHARED NATIONAL CREDITS (SNC) CRITICIZED LOANS (% of total SNC loans) RAYMOND JAMES BANK OVERVIEW OF SHARED NATIONAL CREDITS

82 RJ Bank maintains a well-diversified loan portfolio, both in terms of type of loans. . . Commercial and Industrial, 58.3% Commercial Real Estate, 15.9% Residential Mortgages, 17.1% Securities Based Loans, 7.6% Loans Held for Sale, 1.1% RAYMOND JAMES BANK LOAN COMPOSITION (% of total loans, Q2 FY 2014) RAYMOND JAMES BANK LOAN PORTFOLIO COMPOSITION 100% = $10 B

83 RAYMOND JAMES BANK C&I INDUSTRY DIVERSIFICATION (Q2 FY 2014) RAYMOND JAMES BANK LOAN PORTFOLIO COMPOSITION . . . and industry diversification. Industry Outstandings as % of Bank Assets Technology 4.1% Media Communications 4.1% Business Systems and Services 3.6% Pharmaceuticals 3.3% Automotive/Transportation 2.8% Consumer Products & Services 2.5% Retail Trade 2.5% Entertainment and Leisure 2.5% Telecom 2.2% Wireless Communications 2.0% Subtotal: Top 10 29.6% All Other C&I (18 industries) 20.8% Total C&I Outstandings 50.4%

7,183 6,781 6,281 6,730 8,196 8,992 10,193 FY 2008 FY 2009 FY 2010 FY 2011 FY 2012 FY 2013 Q2 2014 84 RAYMOND JAMES BANK LOAN GROWTH RAYMOND JAMES BANK LOAN GROWTH* ($ millions, gross loans) RJ Bank has grown it’s loan portfolio nearly 7% annually since FY 2008. . . * Includes loans held for sale. 7% 5½ -YR CAGR

85 . . . and the credit trends have improved significantly over this period. PROVISION EXPENSE ($ thousands) RAYMOND JAMES BANK LOAN PORTFOLIO CREDIT QUALITY NET CHARGE OFFS ($ thousands) NONPERFORMING ASSETS (% of total assets) ALLOWANCE FOR LOAN LOSSES (% of loans) 57,749 169,341 80,413 33,655 25,894 2,565 3,615 FY 2008 FY 2009 FY 2010 FY 2011 FY 2012 FY 2013YTD 2014* 13,616 107,224 83,601 34,995 24,214 13,309 1,541 FY 2008 FY 2009 FY 2010 FY 2011 FY 2012 FY 2013 YTD 2014* 0.66% 2.10% 2.48% 1.64% 1.18% 0.99% 0.83% FY 2008 FY 2009 FY 2010 FY 2011 FY 2012 FY 2013 Q2 2014 1.23% 2.23% 2.36% 2.18% 1.81% 1.52% 1.37% FY 2008 FY 2009 FY 2010 FY 2011 FY 2012 FY 2013 Q2 2014 Notes: Charts not to scale; FYTD 14 includes first two quarters of fiscal year 2014.

• Each corporate loan is rated individually on a 15-point scale. New corporate loans add approximately 140 – 170 bps to the reserve, based on loan grades, while new retail/residential loans add less • Loans are monitored regularly to ensure they are appropriately rated • Loans with more adverse ratings are managed aggressively and proactively RAYMOND JAMES BANK METHODOLOGY FOR CALCULATING LOAN RESERVES Understanding the Loan Loss Reserve Calculation Beginning Reserves + Reserve for New Loans + Additional Reserve for Existing Loans which were Downgraded - Release of Reserve for Existing Loans which were Upgraded - Release of Reserve for Loans Sold or Repaid - Net Charge-offs Ending Reserves 86 RJ Bank’s methodology for calculating loan loss reserves is based on loan specific analysis, not on a targeted total reserve to portfolio ratio.

RAYMOND JAMES BANK OUTLOOK 87 Modest growth in loan portfolio Deceleration of net interest margin compression Higher levels of provision expense

88 RAYMOND JAMES BANK STRATEGIC GROWTH INITIATIVES Lending to Capital Markets Clients (e.g., Tax Exempt Lending to Public Finance Clients) Grow Loans in Canada Expand Lending and Cash Management Solutions to Private Client Group

89 RAYMOND JAMES BANK SUMMARY OF STRATEGY Provides Cash Management and Lending Solutions to Private Client Group Deepens Relationships with Capital Markets Clients Provides Business Diversification Attractive Risk-Adjusted Returns on Cash and Capital The long-term target is to grow RJ Bank at the same rate as the overall firm, limiting its balance sheet equity to roughly one-third of RJF’s total equity. Why does Raymond James have a bank?

90 FINANCIAL REVIEW AND CLOSING Jeff Julien CFO, Raymond James Financial

2,813 2,546 2,917 3,334 3,807 4,485 2,362 FY 08 FY 09 FY 10 FY 11 FY 12 FY 13 FYTD 14 4,724** TRACK RECORD OF PROFITABLE GROWTH (9.5%) 14.6% 14.3% 14.2% 17.8% – Net Revenues Recurring Revenues* (%) 60.7% 52.8% 53.9% 55.0% 55.5% 56.3% * Includes fee-based accounts, investment advisory fees, interest income, cash sweep fees, and financial service fees (% is based on total revenues) Annual Growth 91 9.8% 5-YR CAGR 60.5% NET REVENUE GROWTH ($ millions) ** First two quarters of fiscal 2014, annualized. Notes: FYTD 14 includes first two quarters of fiscal year 2014.

387 249 362 503 533 644 344 FY 08 FY 09 FY 10 FY 11 FY 12 FY 13 FYTD 14 13.8% 9.8% 12.4% 15.1% 14.0% 14.4% 14.6% Pre-Tax Income (Non-GAAP*) Pre-Tax Margin** (Non-GAAP) *For a reconciliation of the GAAP to the Non-GAAP measures, please see the schedule of Non-GAAP Information contained in the Appendix ** Based on net revenues ***First two quarters of fiscal 2014, annualized. Annual Growth (35.7%) 45.4% 38.9% 6.0% 21.0% – TRACK RECORD OF PROFITABLE GROWTH 92 688*** 10.7% 5-YR CAGR PRE-TAX INCOME GROWTH NON-GAAP* ($ millions; %)

TRACK RECORD OF PROFITABLE GROWTH 93 PRE-TAX INCOME BY SEGMENT ($ millions) 185 89 163 220 215 230 40 69 79 83 76 102 112 80 112 173 240 268 62 30 47 66 67 96 FY 08 FY 09 FY 10 FY 11 FY 12 FY 13 FYTD 14 RJ Bank Private Client Group Capital Markets Asset Management Annualized* * First two quarters of FY 2014, annualized.

1.93 1.25 1.83 2.19 2.20 2.58 1.54 2.39 2.51 2.95 FY 08 FY 09 FY 10 FY 11 FY 12 FY 13 FYTD 14 GAAP Non-GAAP* *For a reconciliation of the GAAP to the Non-GAAP measures, please see the schedule of Non-GAAP Information contained in the Appendix. TRACK RECORD OF PROFITABLE GROWTH 94 5-YR CAGR: 6% GAAP 9% NON-GAAP* DILUTED EARNINGS PER SHARE GROWTH GAAP AND NON-GAAP*

16.1 21.0 13.3 9.7 9.7 12.8 13.1 15.7 15.6 13.0 7.9 10.6 11.3 9.7 10.6 23.8 23.9 11.5 11 11.9 15.5 13.5 23.2 13.4 6.7 3.9 8.9 7.8 8.0 10.2 FY 1999 FY 2000 FY 2001 FY 2002 FY 2003 FY 2004 FY 2005 FY 2006 FY 2007 FY 2008 FY 2009 FY 2010 FY 2011 FY 2012 FY 2013 RJF Competitor Group Median* * Except as otherwise indicated, all numbers represented in bar chart are GAAP (for both RJF and Competitor Group). Competitor Group includes GS, MS, SF, LPLA, PJC, SCHW, EVR, LAZ (Source: RJF Financial Reports; SNL Financial). **For a reconciliation of the GAAP to the Non-GAAP measures, please see the schedule of Non-GAAP information contained in the Appendix. TRACK RECORD OF PROFITABLE GROWTH 13% pts. 20% pts. 12.2% 11.0% 12.0% Non-GAAP** 95 RETURN ON EQUITY RJF VS. COMPETITOR GROUP* (%)

CONSERVATIVE FINANCIAL MANAGEMENT Total Assets $22.9 billion Total Shareholders’ Equity $3.9 billion Leverage (Assets/Equity) 5.9x $1.2 billion Corporate Debt Corporate Debt / Book Capitalization Total Capital to Risk Weighted Assets Tier 1 Capital to Adjusted Assets 23.5% 20.0% 15.8% Regulatory Requirements* * To be well capitalized under prompt corrective action provisions 10% 5% 96 BALANCE SHEET DATA (as of March 31, 2014) Leverage (excl. RJ Bank) 4.1x

* Either held directly by RJF or are otherwise invested by one of the subsidiaries on behalf of RJF; available without restrictions. $1.1 B RJF Cash on Hand* Total Cash Available to RJF*** Immediate Cash Available to RJF** $1.4 B CONSERVATIVE FINANCIAL MANAGEMENT $1.8 B 97 RJF PARENT LIQUIDITY (as of March 31, 2014) • Dividends available from material subs w/out explicit regulatory approval • COLI borrowings available • Dividends available from material subs w/ explicit regulatory approval • Secured and unsecured lines of credit to RJF

98 CONSERVATIVE FINANCIAL MANAGEMENT Brokerage Client Cash / Cash Interest Program (~$3 B) Raymond James Bank Deposit Program (~$26 B) Client Margin Loans (~$1.6 B) Raymond James Bank’s Earning Assets (~$10 B***) Off-Balance Sheet Assets Earning Fees (~$19 B) Segregated Assets (~$2.2 B) to Raymond James Bank (~$10 B) to unaffiliated banks (~$15.5 B) Money Market Mutual Funds (~$3 B) CLIENT CASH BALANCES* (~$32 B) CORRESPONDING ASSETS (~$32 B) • NII to PCG Segment • NII to PCG Segment • NII to Raymond James Bank • Account and Service Fees to PCG Segment** • Account and Service Fees to PCG Segment * Includes money market mutual funds ** These Account and Service Fees from RJ Bank to PCG are eliminated in the consolidated financial statements *** Average earning assets for RJ Bank was ~$11 B for the period; the $10 B represents the estimated amount funded with Client Cash (the other ~$1 B with capital and other cash balances). Note: The diagram does not contain all of the firm’s interest bearing assets and liabilities; instead, the diagram is intended to only illustrate those interest bearing assets and liabilities that are related to domestic client cash balances; the numbers on this page are directional any may not tie perfectly to other financial reports. OVERVIEW OF SENSITIVITY TO CHANGES IN SHORT-TERM INTEREST RATES (as of March 31, 2014)

6.0% 6.5% 7.0% 7.5% 8.0% 8.5% 9.0% 9.5% 10.0% 99 CONSERVATIVE FINANCIAL MANAGEMENT CLIENT CASH BALANCES* TO TOTAL CLIENT ASSETS UNDER ADMINISTRATION (%) 8.4% Average * Does not include cash held through non-money market mutual funds or cash equivalents, etc. Domestic retail business only.

CONSERVATIVE FINANCIAL MANAGEMENT

PROJECTED INCREASE IN PRE-TAX EARNINGS FROM A 100 BPS RISE IN SHORT-TERM RATES
($ millions; as of March 31, 2014)


~$25-$30
~$35-40
~$80-$90
~$140-$160 mm
Raymond James Bank
Rest of Firm* (excl. Raymond James Bank)
Account and Service Fees in PCG
(RJBDP to Unaffiliated Banks & Money Market Funds)
Projected Incremental Pre-Tax Earnings
NET INTEREST INCOME

Key Assumptions

- **Based on static balances on March 31, 2014 and an instantaneous change in short-term rates**
- **Ultimately, the amount earned by clients and kept by the firm will be influenced by market / competitive pricing, rates available on substitute products, the firm's philosophy / strategy, etc.**
- **The firm is expected to keep 40 bps of the first 100 bp increase and pass the remaining 60 bps to clients**
- **Every 10 bps of incremental firm retention would result in an additional $30-35 million annual benefit**
- **After the first 100 bp rate increase, the firm is expected to earn an incremental $20-$30 million on its cash balances with each subsequent 100 bp increase; meanwhile, all incremental rate increases over 100 bp are expected to be passed to clients on their cash balances**

* Mostly attributable to PCG, but also includes impact on non-PCG segments, such as trading Inventories, corporate/subsidiary free cash balances, etc.

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RAYMOND JAMES®

CAPITAL DISCUSSION CONSERVATIVE FINANCIAL MANAGEMENT 101 25.0% 23.6% 21.7% 23.0% 25.0% 23.7% 17.1% 19.8% 22.2% Q2 FY 2012 Q3 FY 2012 Q4 FY 2012 Q1 FY 2013 Q2 FY 2013 Q3 FY 2013 Q4 FY 2013 Q1 FY 2014 Q2 FY 2014 $0.55 $0.61 $0.59 $0.82 Earnings per Diluted Share (GAAP) $0.52 $0.60 $0.56 $0.13 $0.14 $0.14 $0.14 Dividend per Share* $0.13 $0.13 $0.14 Average Dividend Payout 22.3% $0.16 $0.81 *Timing of quarterly dividends based on payment date to shareholders. $0.16 $0.72 Dividends: Target is typically 15-25% of earnings. In market downturns, the company maintains its most recent dividend if feasible Securities Repurchases: Opportunistic approach. Typically target stock repurchases when the price of RJF stock falls to relatively low price multiples (based on historic levels) and to purchase shares surrendered by employees as payment for option exercises

FINANCIAL TARGETS

FIRM TARGETS: PRE-TAX MARGIN, COMPENSATION RATIO, AND RETURN ON EQUITY

Metric	Target**	Commentary
Pre-Tax Margin*	15%	• Assumes similar revenue level and mix as Q2 FY 2014 • Targeted to achieve starting in Q4 FY 2014 • Targets by segment: PCG (10%), Capital Markets (15%), Asset Management (30%) • A 100 bps increase in short-term rates would increase target by ~200-300 bps
Compensation Ratio*	68%	• Assumes similar business mix as Q2 FY 2014 • Targeted to achieve starting in Q4 FY 2014 • A 100 bps increase in short-term rates would decrease target by ~150-200 bps
Return on Equity	12%	• Assumes similar revenue levels, business mix, and capital levels as Q2 FY 2014 • Targeted to achieve starting in Q4 FY 2014, although becomes increasing difficult with rising capital levels • A 100 bps increase in short-term rates would increase target by ~200-300 bps

*On net revenues.

** In current market and interest rate environment. Achieving targets could be impacted by various factors; please refer to Forward Looking Statement disclosure at the beginning of this presentation.

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FINANCIAL TARGETS 103 COMPENSATION RATIO DISCUSSION *On net revenues. ** Using FYTD results; the 250-300 bps estimate based on adjusting the compensation in the independent contractor business during this period to the compensation ratio in the employee branch business (RJA-PCG). 67.8% 65.7% 68.4% 68.1% 68.8% 68.1% 68.5% FY 08 FY 09 FY 10 FY 11 FY 12 FY 13 FYTD 14 Compensation Ratio* (%) Commentary • The firm’s overall compensation ratio is impacted by its business mix • The firm’s independent contract business results in the compensation ratio being about 250-300 bps higher** (although the pre-tax margins in that business are attractive, as the independent contractors assume a significant portion of non-compensation expenses such as real estate) • The compensation ratio would be improved by 150-200 bps if short-term interest rates rose by 100 bps 68.0% Average

FINANCIAL SUMMARY WELL CAPITALIZED (LOW LEVERAGE) AMPLE LIQUIDITY RELATIVELY LOW VOLATILITY OF EARNINGS TRACK RECORD OF PROFITABLE GROWTH 104 KEY TAKEAWAYS

Appendix 105 A. Non-GAAP Reconciliation B. Executive Committee Bios

A. SCHEDULE OF NON-GAAP INFORMATION (continued on next slide) 106 2011 2012 2013 Pre-tax income attributable to RJF, Inc. - GAAP basis 461,247$ 471,525$ 564,187$ Non-GAAP adjustments: Acquisition related expenses (1) - 59,284 73,454 RJF's share of Raymond James European Securities ("RJES") goodwill impairment expense (2) - - 4,564 RJES restructuring expense (3) - - 1,902 Interest expense (4) - 1,738 - Loss on auction rate securities repurchased (5) 41,391 - - Pre-tax non-GAAP adjustments 41,391 61,022 79,920 Pre-tax income attributable to RJF, Inc. - Non-GAAP basis 502,638 532,547 644,107 Income tax expense: Income tax provision - GAAP basis 182,894 175,656 197,033 Income tax provision - impact of Non-GAAP items (6) 16,412 22,731 27,908 Income tax provision - Non-GAAP 199,306 198,387 224,941 Net income attributable to RJF - Non-GAAP 303,332$ 334,160$ 419,166$ Non-GAAP adjustments to common shares outstanding (7) - (1,396) - Non-GAAP earnings per common share: Non-GAAP basic 2.40$ 2.53$ 3.01$ Non-GAAP diluted 2.39$ 2.51$ 2.95$ Average equity - GAAP basis (8) 2,472,726$ 3,037,789$ 3,465,323$ Average equity - Non-GAAP basis (9) 2,477,722$ 3,027,259$ 3,483,531$ Return on equity 11.3% 9.7% 10.6% Return on equity - non-GAAP basis (10) 12.2% 11.0% 12.0% Year ended September 30, (in thousands, except per share amounts)

Footnote Explanations: 1. The non-GAAP adjustment adds back to pre-tax income one-time acquisition and integration expenses associated with acquisitions that were incurred during each respective period. 2. The non-GAAP adjustment adds back to pre-tax income RJF’s share of the total goodwill impairment expense associated with our RJES reporting unit. 3. The non-GAAP adjustment adds back to pre-tax income restructuring expenses associated with our RJES operations. 4. The non-GAAP adjustment adds back to pre-tax income the incremental interest expense incurred during the March 31, 2012 quarter on debt financings that occurred in March 2012, prior to and in anticipation of, the closing of the Morgan Keegan acquisition. 5. The non-GAAP adjustment adds back to pre-tax income the loss associated with the resolution of the auction rate securities matter. 6. The income tax effect of all the pre-tax non-GAAP adjustments, utilizing the effective tax rate applicable to the respective year. 7. The non-GAAP adjustment to the weighted average common shares outstanding in the basic and diluted non-GAAP earnings per share computation reduces the actual shares outstanding for the effect of the 11,075,000 common shares issued by RJF in February 2012 as a component of the financing of the Morgan Keegan acquisition. 8. Computed by adding the total equity attributable to RJF, Inc. as of each quarter-end during the year-to-date period, plus the beginning of the year total, divided by five. 9. The calculation of non-GAAP average equity includes the impact on equity (the after-tax effect) of the pre-tax non-GAAP adjustments described in the table above, as applicable for each respective period. 10. Computed by utilizing the net income attributable to RJF, Inc.-non-GAAP basis and the average equity-non-GAAP basis, for each respective period. See footnotes 6 and 7 above for the calculation of average equity-non-GAAP basis. (continued from prior slide) 107 A. SCHEDULE OF NON-GAAP INFORMATION

B. EXECUTIVE COMMITTEE BIOS 108 Paul Reilly Chief Executive Officer Raymond James Financial Presenting Paul Reilly became chief executive officer of Raymond James Financial in May 2010, after joining the firm’s management team as president and CEO-designate in May 2009. He has served on the firm’s board of directors since 2005. Prior, he was executive chairman of Korn/Ferry International, a global provider of talent management solutions with more than 90 offices in 39 countries throughout North America, Latin America, Europe, the Middle East, Africa and Asia Pacific. Mr. Reilly began his tenure with the company as chairman and CEO in 2001 and became executive chairman in mid-2007. Prior to Korn/Ferry, he was CEO at KPMG International, a firm of more than 100,000 employees with annual revenues of $12 billion. Based in Amsterdam, he was responsible for the overall strategy and implementation of the firm's products, services and infrastructure on a global basis. Before being named CEO at KPMG, he ran the firm's financial services business and earlier had held senior management positions in its real estate consulting group. Mr. Reilly earned his bachelor’s degree and an MBA in finance from the University of Notre Dame. He is a St. Petersburg native and avid tennis player.

Paul Allison Chairman and CEO Raymond James Ltd. 109 Presenting As chairman and chief executive officer of Raymond James Ltd., Paul Allison oversees business-building efforts and strategic leadership of the firm’s Canadian operations, including Equity Capital Markets, Private Client and Corporate Services. Prior to joining the firm in August 2008, he worked as executive vice president and vice-chairman at Merrill Lynch Canada, as well as co-head of the firm’s Investment Banking business. Before joining Merrill, he was head of Equity Capital Markets at BMO Nesbitt Burns, one of Canada’s leading bank-owned investment dealers. Mr. Allison brings more than 26 years of senior capital markets and investment banking experience to this role, including underwriting and arranging public and private debt and equity capital raising, as well as developing and managing retail products. An active volunteer in various charitable and industry organizations, Mr. Allison is a director of the Investment Industry Association of Canada; member of the Dean’s Business Advisory Council, DeGroote School of Business, McMaster University; and he is also Board Vice Chair and Chair of the Governance/Nominating Committee at Humber River Regional Hospital. Mr. Allison holds a Master of Business Administration degree (MBA) and a Bachelor’s degree in Mechanical Engineering and Management from McMaster University. He is a member of the Association of Professional Engineers. B. EXECUTIVE COMMITTEE BIOS

Dennis Zank Chief Operating Officer Raymond James Financial Chief Executive Officer Raymond James & Associates 110 Presenting Dennis Zank serves as chief operating officer of Raymond James Financial, Inc. as well as Chief Executive Officer of Raymond James & Associates (RJA). In his current role, he oversees our domestic Private Client Group businesses as well as many of the firm’s corporate administrative and support departments. Dennis was appointed president of RJA in 2002 and prior to that role served as executive vice president of operations and administration. In that role, he directed securities and customer operations, client services, information technology, office services, human resources, financial and regulatory reporting, and international operations. Dennis joined Raymond James’ Accounting Department in 1978, becoming the controller in 1982. He was appointed treasurer in 1985 and was promoted to senior vice president in 1986 and executive vice president in 1992. From 2000 to 2006, Dennis served on the board of directors of the Options Clearing Corporation. He also served a three-year term on the board of directors of the National Securities Clearing Corporation from 1994 to 1997. A 1976 graduate of the University of South Florida with a bachelor’s degree in accounting, he earned his MBA from the University of Tampa in 1982. Originally from Michigan, Dennis currently resides in St. Petersburg, Florida with his wife, Marnie. He enjoys boating, fishing, racquetball and golf. B. EXECUTIVE COMMITTEE BIOS

111 Presenting John C. Carson, Jr. joined Raymond James in April 2012 when Morgan Keegan, where he was CEO, was acquired by Raymond James. Prior to that, he served as president of the Fixed Income Capital Markets division for over four years, overseeing sales, trading, research and investment banking for the institutional division. He is also an executive managing director of Morgan Keegan & Company. Carson joined the firm in 1994, bringing an extensive, 16- year background in trading of Treasury, government and mortgage-backed securities on Wall Street. A graduate of Dartmouth College, Carson obtained his MBA from Harvard Business School. John Carson Jr. President Raymond James Financial B. EXECUTIVE COMMITTEE BIOS

112 Presenting Steven Raney is a Tampa native and has worked in the area’s banking community since 1988. He is currently the president and CEO of Raymond James Bank, a wholly-owned subsidiary of Raymond James Financial. RJ Bank’s core business includes a residential lending platform that supports the mortgage loan needs of the firm’s clients, as well as a significant corporate and real estate lending business. Mr. Raney also serves on the board of Raymond James Trust Company and is one of the firm’s representatives on the Financial Services Roundtable, an industry leadership group of the 100 largest financial services firms in the country. He currently serves on the Executive Council of Raymond James & Associates and is a member of the Government Relations Committee of the Florida Banker’s Association. Prior to joining RJ Bank in 2006, he worked for Bank of America for 17 years serving as Tampa president and commercial banking executive for Central Florida. He also spent a year working at LCM Group, a Tampa-based investment and private equity firm. Mr. Raney graduated from Chamberlain High School in 1983. He earned a bachelor’s degree in Finance from the University of Florida and an MBA from the Hough Graduate School of Business at the University of Florida. Mr. Raney serves on the board of trustees of the Tampa Bay History Center and he is also an elder at Palma Ceia Presbyterian Church. Steve Raney President and CEO Raymond James Bank B. EXECUTIVE COMMITTEE BIOS

113 Presenting In addition to his positions as executive vice president of finance and chief financial officer of Raymond James Financial, Inc., Jeff Julien serves as Chairman of the Board of both Raymond James Trust Company and Raymond James Bank. He also serves in a director capacity for many of the firm’s other subsidiaries. His responsibilities include managing all aspects of financial reporting, corporate taxation, certain employee benefit and insurance programs, cash management, transaction cost analysis, corporate acquisition analysis and new business development. He also oversees operations of Raymond James Bank and Raymond James Trust Company. Mr. Julien joined Raymond James in 1983 after working as CPA for Price Waterhouse (now Pricewaterhouse Coopers) in Tampa, Florida. He became chief financial officer in 1987. Mr. Julien earned his bachelor’s degree in management science with a concentration in accounting from Duke University in 1978. Jeffrey P. Julien Chief Finance Officer Raymond James Financial B. EXECUTIVE COMMITTEE BIOS

114 Not Presenting Bella Allaire Executive Vice President Technology and Operations As executive vice president of technology and operations for Raymond James, Bella Loykhter Allaire oversees the firm’s technology and operations functions, including client service and the technology platforms for our advisors and capital markets professionals. Previously, she was managing director and chief information officer of UBS Wealth Management Americas, where she developed and executed the strategic road map to transform legacy Paine Webber technology into a differentiating wealth management platform. She began her career at Prudential Securities, where she worked for 26 years in a variety of capacities in its technology area before being promoted to executive vice president and chief information officer in 2000. During her tenure as CIO, managing a team of more than 2,000 professionals with a budget of more than $500 million, she was recognized for her leadership in establishing the firm’s technology platform as a model for best practices in supporting financial advisors and their clients. After Wachovia’s acquisition of Prudential Securities in 2003, Ms. Allaire became a technology strategy consultant to Morgan Stanley and served as CEO of Wealthigen, initiating a securities line of business for Exigen Group, a software development firm. Her professional affiliations include Fortune magazine’s 500 Most Powerful Women in Business, Wall Street Technologists Board of Directors and the NASDAQ Technology Group. Born and educated in Ukraine, earning her bachelor’s degree from Lviv University, she immigrated to the United States in 1977. B. EXECUTIVE COMMITTEE BIOS

115 Not Presenting As president of Raymond James Financial Services, Mr. Curtis directs Raymond James’ independent contractor business that includes approximately 3,200 retail financial advisors. He was promoted to his current position following six years as senior vice president of Raymond James & Associates Private Client Group (PCG) where he was responsible for prioritizing and directing numerous initiatives focused on PCG revenue growth, margin enhancement, service improvement, and risk mitigation. Scott joined Raymond James in February 2003 as president of Raymond James Insurance Group. Mr. Curtis spent the prior thirteen years of his career with GE Financial Assurance in a variety of senior leadership roles -- including as national sales director for mutual funds and annuities and as president of the firm’s FINRA-registered broker/dealer. Mr. Curtis earned a MBA degree from the Ross School of Business at the University of Michigan and received a BA in economics and English from Denison University. Scott is a Trustee of SIFMA’s Securities Industry Institute program at the Wharton School and serves on the Board for the Chi Chi Rodriguez Academy Youth Foundation. Scott Curtis President Raymond James Financial Services B. EXECUTIVE COMMITTEE BIOS

116 Not Presenting As Executive Vice President of the Asset Management Group, Jeff Dowdle is responsible for overseeing the firms asset management businesses. In 1987, Mr. Dowdle entered the financial services industry as a financial analyst for Simmons & Company International in Houston, Texas. He began his association with Raymond James in 1991 working for Tom James as assistant to the chairman. Mr. Dowdle joined the Asset Management Services division in 1993, and assumed management responsibility in 1999. From 1999 – 2001, he served as a member of the Raymond James & Associates Executive Council, and served as a director of the Awad Asset Management subsidiary from 2001 to 2006. Mr. Dowdle graduated summa cum laude in 1987 from Rice University with a bachelor’s degree in economics and mathematical sciences, and was also inducted as a Phi Beta Kappa member that year. In 1990, he earned his MBA with distinction in finance from the Wharton School of Business at the University of Pennsylvania. He graduated from the Securities Industry Institute at the Wharton School of Business in 1999, and earned his Certified Investment Management AnalystSM designation in 2004. Jeff Dowdle Executive Vice President Asset Management Group B. EXECUTIVE COMMITTEE BIOS

117 Prior to being appointed to his current position, Elwyn served for five years as divisional director, senior vice president of the Atlantic Division of RJ&A. In that role, he devoted his energies to attracting new advisors to the firm and supporting advisors’ growth plans and adoption of best practices. In addition to his role as president of RJ&A, Elwyn was also recently elected to the Board of Raymond James Trust Company. Elwyn began his career at Raymond James in 1993 as a financial advisor trainee out of college. After building a successful practice, he became an assistant branch manager in Atlanta and subsequently a branch manager in Chattanooga. Elwyn earned a Bachelor of Arts in Political Science from Emory University in 1993 and remains committed to his alma mater where he serves on the Emory College Alumni Board. Over the years, Elwyn has also contributed to Emory through his service with the Emory Board of Governors, the Alumni Admissions Network and as a Mentor in the Emory Career Network. Elwyn is an alumnus of the Securities Industry Institute, an educational partnership between Wharton and SIFMA. He has continued his executive education by also completing the “Strategic Thinking and Management for Competitive Advantage” program at the Aresty Institute of Executive Education at Wharton. Locally, Elwyn is active in the University of South Florida Corporate Mentor Program and is a board member for the St. Petersburg Opera. He was born in Boston and grew up in Atlanta. He is married and has two children. Not Presenting Tash Elwyn President Raymond James and Associates Private Client Group B. EXECUTIVE COMMITTEE BIOS

118 Jeffrey Trocin President Raymond James & Associates Global Equities and Investment Banking Mr. Trocin joined Raymond James & Associates in 1986 and has directed the firm’s Equity Capital Markets group, which includes the firm’s investment banking, research, institutional sales, trading and syndicate operations, since 1996. Mr. Trocin also serves as a member of the firm’s Capital Markets Commitment Committee. Prior to joining Raymond James, Mr. Trocin was a member of the Corporate Finance Department of Merrill Lynch Capital Markets. Before that, he was a marketing manager for Burroughs Corporation in Ft. Lauderdale, Fla. Mr. Trocin graduated with honors with a bachelor’s degree in economics from the University of Miami. He continued his education at Harvard Business School where he earned his MBA in 1986. Not Presenting B. EXECUTIVE COMMITTEE BIOS

Tom James Executive Chairman Raymond James Financial 119 Not Presenting Thomas A. James is executive chairman of Raymond James Financial, Inc. (NYSE-RJF), and chairman of its subsidiary, Raymond James & Associates, Inc., member New York Stock Exchange/SIPC. Until May of 2010, he served as chief executive officer of Raymond James Financial, a title he had held since 1970. Mr. James graduated magna cum laude from Harvard College in 1964 and from Harvard Business School in 1966, where he was a Baker Scholar and graduated with high distinction. He also holds a Juris Doctor from Stetson College of Law, St. Petersburg, Florida, and obtained his Certified Financial Planner designation in 1978. Mr. James is a member of the board of Cora Health Services and has previously served on the boards of numerous public companies. In addition, Mr. James is the past chairman of The Financial Services Roundtable, the Securities Industry Association (now SIFMA), the Southern District of the SIA, the District 7 Business Conduct Committee of the National Association of Securities Dealers, and a past president of the Florida Security Dealers Association, as well as Raymond James Bank, N.A. and Heritage Family of Funds (subsidiaries of Raymond James Financial, Inc.). Locally, Mr. James is the immediate past chairman of the Florida Council of 100 and president of the board of trustees of The Salvador Dali Museum. He currently serves on the Board of Dean’s Advisors at Harvard Business School, the board of the International Tennis Hall of Fame and is the chairman of the board of the Chi Chi Rodriguez Youth Foundation. He is also a past chairman of the Florida Council of Economic Education. In addition, Mr. James has been an active participant in the United Way of Pinellas County as a member of the board of directors and as founding chairman of the organization’s Alexis de Tocqueville Society and the 1995 Pinellas County campaign. He is a past member of the board of Junior Achievement of Pinellas County and has served as Commodore of the Treasure Island Tennis & Yacht Club. Mr. James has received numerous awards and honors for his industry leadership, support of the arts, philanthropic activities and community service. His interests include tennis, golf, guitar, and art collecting, particularly Southwestern United States. B. EXECUTIVE COMMITTEE BIOS

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